                                                                  EXHIBIT 10.53

                              AMENDED AND RESTATED

                              GOVERNANCE AGREEMENT

                                   dated as of

                                 March 19, 2003

                                      among

                                   LXH, L.L.C,

                                 LXH II, L.L.C.,

                         GS CAPITAL PARTNERS 2000, L.P.,

                    GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.,

                  GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.,

              GS CAPITAL PARTNERS 2000 GmbH & CO. BETEILIGUNGS KG,

                          STONE STREET FUND 2000, L.P.

                                       and

                               HEXCEL CORPORATION

     AMENDED AND RESTATED GOVERNANCE AGREEMENT, dated as of March 19, 2003, among LXH, L.L.C., a Delaware limited liability company ("LXH"), LXH II, L.L.C., a Delaware limited liability company ("LXH II" and together with LXH, the "LXH Investors"), GS Capital Partners 2000 L.P., a Delaware limited partnership ("GS 2000"), GS Capital Partners 2000 Offshore, L.P., a Cayman Islands exempted limited partnership ("GS 2000 Offshore"), GS Capital Partners 2000 Employee Fund, L.P., a Delaware limited partnership ("GS 2000 Employee"), GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, a German limited partnership ("GS 2000 Germany"), Stone Street Fund 2000, L.P., a Delaware limited partnership ("Stone Street" and, collectively with GS 2000, GS 2000 Offshore, GS 2000 Employee and GS 2000 Germany, the "Limited Partnerships"), and Hexcel Corporation, a Delaware corporation ("Hexcel").

     WHEREAS, the Limited Partnerships and Hexcel are parties to a Stock Purchase Agreement, dated as of December 18, 2002 (the "Purchase Agreement"), and have consummated the transactions contemplated therein (the "Transactions"), whereby the Investors now Beneficially Own approximately 37.1% of the Total Voting Power of Hexcel (as such terms are defined below);

     WHEREAS, the LXH Investors, the Limited Partnerships and Hexcel are parties to a Governance Agreement, dated December 19, 2000 (as amended through the date hereof, the "2000 Governance Agreement"); and

     WHEREAS, each of the parties to the 2000 Governance Agreement hereto wishes to amend and restate the 2000 Governance Agreement, to further establish the nature of their relationship and set forth their agreement concerning the governance of Hexcel following consummation of the Transactions as well as certain matters relating to the Investors' ownership of Voting Securities (as such terms are defined below).

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

          SECTION 1.01 DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

     "2000 GOVERNANCE AGREEMENT" shall have the meaning set forth in the recitals.

     "ADDITIONAL SHARES" means, as of any date of determination, up to 255,381 shares of Hexcel Common Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock), in the aggregate, (i) the Beneficial Ownership of which may be acquired inadvertently from time to time by The Goldman Sachs Group, Inc. or its Affiliates acting in connection with their activities as a broker or dealer registered under Section 15 of the Exchange Act or as an asset manager (excluding Affiliates formed for the purpose of effecting principal transactions) or (ii) the Beneficial Ownership of which may be acquired by the Investors pursuant to grants of stock options or other stock-based awards to the Investor Directors by Hexcel pursuant to any stock option or stock incentive plan approved by the Board of Directors of Hexcel, including without limitation the Hexcel Incentive Stock Plan; PROVIDED, that if and for so long as The Goldman Sachs Group, Inc. and its Affiliates collectively Beneficially Own less than 30% of the Total Voting Power of Hexcel, the maximum number of Additional Shares shall be 400,000 (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock).

     An "AFFILIATE" of any Person means any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. "CONTROL" has the meaning specified in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement.

     Any Person shall be deemed to "BENEFICIALLY OWN", to have "BENEFICIAL OWNERSHIP" of, or to be "BENEFICIALLY OWNING" any securities (which securities shall also be deemed "BENEFICIALLY OWNED" by such Person) that such Person is deemed to "beneficially own" within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement;

PROVIDED that, except for the rights set forth in Section 3.02 hereof, any Person shall be deemed to Beneficially Own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately.

     "BERKSHIRE/GREENBRIAR DIRECTOR" means a director who is nominated to the Board by any of the Berkshire/Greenbriar Investors pursuant to the Berkshire/Greenbriar Stockholders Agreement.

     "BERKSHIRE/GREENBRIAR INVESTORS" means any of (i) Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership, (ii) Berkshire Fund VI, Limited Partnership, a Massachusetts limited partnership, (iii) Berkshire Investors LLC, a Massachusetts limited liability company, (iv) Berkshire Fund V Investment Corp., a Massachusetts corporation (for so long as it Beneficially Owns Voting Securities), (v) Berkshire Fund VI Investment Corp., a Massachusetts corporation (for so long as it Beneficially Owns Voting Securities), (vi) Greenbriar Co-Investment Partners, L.P., a Delaware limited partnership, (vii) Greenbriar Equity Fund, L.P., a Delaware limited partnership, or (viii) any investment entity controlled by or under common control with either of Berkshire Partners LLC or Greenbriar Equity Group LLC; PROVIDED, HOWEVER, that any such Person specified in clause (viii) that desires to acquire Voting Securities in accordance with the Berkshire/Greenbriar Stockholders Agreement shall, as a condition to acquiring any such Voting Securities, execute a joinder agreement in which it shall agree to be bound by the provisions of the Berkshire/Greenbriar Stockholders Agreement to the same extent as the Investors and shall thereafter be deemed to be an " Investor" for all purposes of the Berkshire/Greenbriar Stockholders Agreement for so long as it holds Voting Securities.

     "BERKSHIRE/GREENBRIAR STOCKHOLDERS AGREEMENT" means the Stockholders Agreement, dated March 19, 2003, among the Berkshire/Greenbriar Investors and Hexcel.

     "BOARD" means the board of directors of Hexcel.

     "BROAD DISTRIBUTION" with respect to Voting Securities, means a distribution of Voting Securities that, to the knowledge, after due inquiry, of the Person on whose behalf such distribution is being made, will not result in the acquisition by any other Person of Beneficial Ownership of any such Voting Securities to the extent that, after giving effect to such acquisition, such acquiring Person

(other than any Investor and other than any underwriter acting in such capacity in an underwritten public offering of Hexcel Common Stock) would Beneficially Own in excess of 5% of the Total Voting Power of Hexcel.

     "BUYOUT TRANSACTION" means a tender offer, merger or any similar transaction that offers holders of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of the Voting Securities Beneficially Owned by such holders or otherwise contemplates the acquisition by any Person or Group of Voting Securities that would result in Beneficial Ownership by such Person or Group of a majority of the Voting Securities outstanding, or a sale of all or substantially all of Hexcel's assets.

     "CLOSING DATE" means the date of the closing of the Transactions.

     "CONVERSION SHARES" means, at any time, those shares of Hexcel Common Stock issuable upon conversion of the shares of Series A Convertible Preferred Stock or Series B Convertible Preferred Stock (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock).

     "CONVERTIBLE PREFERRED STOCK" means, collectively, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock.

     "CUSTOMARY ACQUISITION/CONTROL PREMIUM" means the aggregate realizable value for all Voting Securities (including Voting Securities owned by the Investors), assuming a sale of Hexcel in its entirety in a transaction or series of related transactions to a third party or parties on an arm's length basis in a controlled auction process designed to maximize shareholder value by attracting all possible bidders, including the Investors and their Affiliates.

     "DEBT INSTRUMENTS" shall mean (i) Hexcel's Second Amended and Restated Credit Agreement, dated as of September 15, 1998, as amended from time to time, or any replacement thereof and (ii) the Indenture, dated as of January 21, 1999, relating to Hexcel's 9-3/4% Senior Subordinated Notes Due 2009 (the "SENIOR INDENTURE").

     "DISINTERESTED DIRECTORS" means, with respect to any Buyout Transaction, those directors of Hexcel which are not interested directors (within the meaning of Section 144 of the Delaware General Corporation Law) with respect to such Buyout Transaction, it being understood that no Investor Nominee shall be deemed to be not interested with respect to any Investor Buyout Transaction.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "GOVERNMENTAL ENTITY" means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

     "GROUP" has the meaning set forth in Section 13(d) of the Exchange Act as in effect on the date of this Agreement.

     "HEXCEL" has the meaning set forth in the recitals to this Agreement.

     "HEXCEL COMMON STOCK" means the common stock of Hexcel, par value $0.01 per share, and any equity securities issued or issuable in exchange for or with respect to such common stock by way of a stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization.

     "HEXCEL INCENTIVE STOCK PLAN" means the Hexcel Corporation Incentive Stock Plan, as amended and restated through March 19, 2003 and any subsequent amendment thereto or replacement thereof approved by the Board of Directors of Hexcel.

     "INDEMNIFIED INDIVIDUALS" means each of the individuals who at any time were officers or directors of Hexcel and their respective heirs and personal and legal representatives.

     "INDEPENDENT DIRECTOR" means a director of Hexcel who is not a Berkshire/Greenbriar Director or an Investor Director and who (i) is not and has never been an officer, employee, partner or director of any of the Investors, the Berkshire/Greenbriar Investors or their respective Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than Hexcel and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Investors, the Berkshire/Greenbriar Investors or their respective Affiliates or associates (in each case other than Hexcel) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than Hexcel).

     "INITIAL SHARES" means (i) the 47,125 shares of Series A Convertible Preferred Stock purchased by the Limited Partnerships pursuant to the Purchase Agreement, (ii) the 47,125 shares of Series B Convertible Preferred Stock purchased by the Limited Partnerships pursuant to the Purchase Agreement and
(iii) the Conversion Shares (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock or Convertible Preferred Stock, as applicable).

     "INVESTOR BUYOUT TRANSACTION" means a Buyout Transaction by the Investors or their Affiliates or any other Person acting on behalf of the Investors or their Affiliates, or any Person who is part of a Group with the Investors, involving the acquisition of all (but not less than all) Voting Securities held by the Other Holders, PROVIDED that all Other Holders are entitled to receive Requisite Consideration upon consummation of such Buyout Transaction.

     "INVESTOR DIRECTORS" means Investor Nominees who are elected or appointed to serve as members of the Board in accordance with this Agreement.

     "INVESTOR NOMINEES" means such Persons as are so designated by the Investors, as such designations may change from time to time in accordance with this Agreement, to serve as members of the Board pursuant to Section 2.03 hereof.

     "INVESTORS" means any of (i) LXH, (ii) LXH II, (iii) the Limited Partnerships or (iv) The Goldman Sachs Group, Inc., or any direct or indirect Subsidiary of The Goldman Sachs Group, Inc. formed for the purpose of effecting principal transactions; PROVIDED, HOWEVER, that any such Person specified in clause (iv) that desires to acquire Voting Securities in accordance with this Agreement shall, as a condition to acquiring any such Voting Securities, execute a joinder agreement in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors and shall thereafter be deemed to be an " Investor" for all purposes of this Agreement unless such Person does not hold any Voting Securities.

     "NON-INVESTOR DIRECTOR" means a director of Hexcel who is not an Investor Director and who (i) is not and has never been an officer, employee, partner or director of any of the Investors or their Affiliates or associates (as defined in Rule 12b-2 under the Exchange Act), in each case other than Hexcel, and (ii) has no affiliation or compensation, consulting or contractual relationship with any of the Investors or their Affiliates or associates (in each case other than Hexcel) such that a reasonable person would regard such director as likely to be unduly influenced by any of such Persons or any of their Affiliates or associates (in each case other than Hexcel).

     "ORDINARY COURSE BROKER DEALER SHARES" means those shares of Hexcel Common Stock which are acquired by any Person solely in connection with the activities of a broker or dealer registered under Section 15 of the Exchange Act (i) as a result of underwriting activities in connection with a registration statement filed by Hexcel (including any shares acquired for the investment account of a broker or dealer in connection with such underwriting activities), (ii) as a result of the exercise of investment or voting discretion authority with respect to any of such Person's customer accounts, or (iii) in good faith in connection with a debt previously contracted; PROVIDED, in each case, that the Person engaging in such activities does not Beneficially Own such shares of Hexcel Common Stock.

     "ORIGINAL GOLDMAN SHARES" means the 14,561,000 shares of Hexcel Common Stock Beneficially Owned by the Investors on the date hereof (as equitably adjusted to reflect any stock split, combination, reorganization, recapitalization, reclassification or other similar event involving the Hexcel Common Stock).

     "ORIGINAL STANDSTILL PERIOD" means the period commencing on the Closing Date and terminating on December 19, 2003.

     "OTHER HOLDERS" means the holders of the Other Shares.

     "OTHER SHARES" means Voting Securities not Beneficially Owned by any of the Investors or the Berkshire/Greenbriar Investors.

     "PERSON" means any individual, Group, corporation, firm, partnership, joint venture, trust, business association, organization, Governmental Entity or other entity.

     "REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration Rights Agreement dated as of the date hereof between the LXH Investors, the Limited Partnerships and Hexcel.

     "REQUISITE CONSIDERATION" means consideration that is (i) approved by (x) a majority of the Independent Directors acting solely in the interests of the Other Holders, after the receipt of an opinion of an independent nationally recognized investment banking firm retained by them or (y) a majority in interest of the Other Holders by means of a Stockholder Vote solicited pursuant to a proxy statement containing the information required by Schedule 14A under the Exchange Act (it being understood that the Independent Directors shall, consistent with their fiduciary duties, be free to include in such proxy statement, if applicable, the reasons underlying any failure by them to approve a Buyout Transaction by the requisite vote, including whether a fairness opinion was sought by the Independent Directors and any opinions or recommendations expressed in connection therewith) and (ii) in the opinion of an independent nationally recognized investment banking firm (including such a firm retained by the Investors), fair to the Other Holders from a financial point of view. In connection with the retention of any investment banking firm referred to herein, the Independent Directors shall instruct such investment banking firm, unless the Independent Directors conclude, after consultation with their outside legal and financial advisors, that such instructions are not appropriate, to (a) value Hexcel's businesses taking into account a premium for control and (b) assume for purposes of such opinion that the Other Holders are entitled to their proportionate part of a Customary Acquisition/Control Premium.

     "SEC" means the Securities and Exchange Commission or any successor Governmental Entity.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SERIES A CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations for the Series A Convertible Preferred Stock.

     "SERIES B CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations for the Series B Convertible Preferred Stock.

     "SERIES A CONVERTIBLE PREFERRED STOCK" means the Series A Convertible Preferred Stock, without par value, of Hexcel.

     "SERIES B CONVERTIBLE PREFERRED STOCK" means the Series B Convertible Preferred Stock, without par value, of Hexcel.

     "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act as in effect on the date of this Agreement.

     "STANDSTILL PERIOD" means the eighteen month period commencing on the Closing Date.

     "STOCKHOLDER VOTE" means as to any matter to be presented to holders of Voting Securities, a vote at a duly called and held annual or special meeting of the holders of Voting Securities entitled to vote on such matter.

     "SUBSIDIARY" means, with respect to any Person, as of any date of determination, any other Person as to which such Person owns, directly or indirectly, or otherwise controls, more than 50% of the voting shares or other similar interests.

     "THIRD PARTY OFFER" means a bona fide offer to enter into a Buyout Transaction by a Person other than any of the Investors or any of their respective Affiliates, any other Person acting on behalf of any of the Investors or any of their respective Affiliates, or any Person who is part of a Group with any of the Investors or any of their respective Affiliates, that does not treat the Investors or their respective Affiliates differently than the Other Holders.

     "TOTAL VOTING POWER OF HEXCEL" means the total number of votes that may be cast in the election of directors of Hexcel if all Voting Securities outstanding or treated as outstanding pursuant to the final two sentences of this definition were present and voted at a meeting held for such purpose. The percentage of the Total Voting Power of Hexcel Beneficially Owned by any Person is the percentage of the Total Voting Power of Hexcel that is represented by the total number of votes that may be cast in the election of directors of Hexcel by Voting Securities Beneficially Owned by such Person. In calculating such percentage, each share of Convertible Preferred Stock shall be outstanding or shall be treated as outstanding for all purposes of this Agreement without regard to the Person holding such share until such time as such share of Convertible Preferred Stock is redeemed or repurchased by the Company or converted into Common Stock in accordance with the Series A Certificate of Designations or the Series B Certificate of Designations, as applicable. In calculating such percentage, the Voting Securities Beneficially Owned by any Person that are not outstanding but are subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights Beneficially Owned by such Person shall be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Hexcel represented by Voting Securities Beneficially Owned by such Person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the Total Voting Power of Hexcel represented by Voting Securities Beneficially Owned by any other Person.

     "TRANSACTIONS" has the meaning set forth in the recitals to this Agreement.

     "VOTING SECURITIES" means Hexcel Common Stock, the Convertible Preferred Stock and any other securities of Hexcel or any Subsidiary of Hexcel entitled to vote generally in the election of directors of Hexcel or such Subsidiary of Hexcel.

                                   ARTICLE II
                              CORPORATE GOVERNANCE

          SECTION 2.01 BOARD OF DIRECTORS. Subject to Section 2.02(f), the Board shall consist of ten members, one of whom shall be designated the Chairman of the Board. The Chairman of the Board shall be designated by a majority of the members of the Board.

          SECTION 2.02 INVESTORS BOARD REPRESENTATION. (a) Subject to Sections 2.02(f) and 2.05(c), for so long as the Investors Beneficially Own 20% or more of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of three Investor Directors and seven Non-Investor Directors (including at least five Independent Directors); PROVIDED, HOWEVER, that if the Investors, directly or indirectly, during the term of this Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Hexcel Common Stock and/or
Convertible Preferred Stock together representing 33 1/3% or more of the Total Voting Power of Hexcel represented by the aggregate number of Original Goldman Shares and Initial Shares as of the Closing Date to Persons that are not Investors, then the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Investor Directors and eight Non-Investor Directors (including at least six Independent Directors).

     (b) Subject to Sections 2.02(f) and 2.05(c), for so long as the Investors Beneficially Own less than 20% but at least 15% of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Investor Directors and eight Non-Investor Directors (including at least six Independent Directors); PROVIDED, HOWEVER, that if the Investors, directly or indirectly, during the term of this Agreement shall have sold, transferred or otherwise disposed of, on a cumulative basis, Beneficial Ownership of shares of Hexcel Common Stock and/or Convertible Preferred Stock together representing 66 2/3% or more of the Total Voting Power of Hexcel represented by the aggregate number of Original Goldman Shares and Initial Shares as of the Closing Date to Persons that are not Investors, then the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Investor Director and nine Non-Investor Directors (including at least seven Independent Directors).

     (c) Subject to Sections 2.02(f) and 2.05(c), for so long as the Investors Beneficially Own less than 15% but at least 10% of the Total Voting Power of Hexcel, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to stockholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Investor Director and nine Non-Investor Directors (including at least seven Independent Directors).

     (d) In order to determine (x) the number of Investor Nominees to be included in any slate of directors to be presented to stockholders for election to the Board and (y) the percentage of the Total Voting Power of Hexcel Beneficially

Owned by the Investors for purposes of Section 2.06, the Investors shall be deemed to Beneficially Own a percentage of the Total Voting Power of Hexcel that is no more than (1) 39.3% of the Total Voting Power of Hexcel less (2) the percentage of the Total Voting Power of Hexcel represented by any Voting Securities disposed of, directly or indirectly, by the Investors to Persons that are not Investors since the Closing Date.

     (e) Additional Shares shall not be included in any calculation of the Investors' Beneficial Ownership of the Total Voting Power of Hexcel under this Agreement.

     (f) Notwithstanding anything in this Agreement, Hexcel may increase the size of the Board through the appointment of one or more additional independent directors (as such term is used in the New York Stock Exchange ("NYSE") listing requirements) in order to comply with any applicable law, regulation or NYSE rule; PROVIDED, THAT, in the event of any such change, Hexcel will use its commercially reasonable best efforts to give the Investors the right to nominate, as nearly as possible, that proportion of the directors as permitted by the terms of Sections 2.02(a), 2.02(b) and 2.02(c). Any director appointed to the Board pursuant to the first clause of this Section 2.02(f) shall be selected by a majority of the Independent Directors and shall be an Independent Director. Each of the Investors shall perform any and all actions as reasonably requested by Hexcel in order for the Board to be changed pursuant to this Section 2.02(f).

          SECTION 2.03 DESIGNATION OF SLATE. (a) Any Investor Nominees that are included in a slate of directors pursuant to Section 2.02 shall be designated as provided in this Section 2.03, and any Non-Investor Director nominees who are to be included in any slate of directors pursuant to Section
2.02 shall be designated by majority vote by the then incumbent Non-Investor Directors (including the Chairman of the Board if he or she is an Independent Director) except that, to the extent that any such Non-Investor Director nominees are to be appointed by other holders of Voting Securities pursuant to any stockholders agreement existing on the date hereof between Hexcel and such holders of Voting Securities, such nominees shall be designated by such holders in accordance with the terms of such agreement. Hexcel's nominating committee, if any (or if there is no such nominating committee, the Board or any other duly authorized committee thereof), shall nominate each person so designated. The initial Investor Nominees shall be Sanjeev Mehra, Peter Sacerdote and James Gaffney. The remaining initial members of the Board shall be David E. Berges, Joel S. Beckman, H. Arthur Bellows, Jr., Sandra L. Derickson, Lewis Rubin, Robert J. Small and Martin L. Solomon. The initial Chairman of the Board shall be David E. Berges.

     (b) The parties hereby agree that for so long as (i) the Investors are permitted to designate three Investor Directors pursuant to this Agreement, two directors shall be designated by GS Capital Partners 2000 L.P. ("GS Capital") and one director shall be designated by LXH II; (ii) the Investors are permitted to designate two Investor Directors pursuant to this Agreement, one director shall be designated by GS Capital and one director shall be designated by LXH II; and (iii) the Investors are permitted to designate one Investor Director pursuant to this Agreement, such director shall be designated by GS Capital.

     (c) If, for any reason, all of the Investor Directors designated pursuant to Section 2.02 and this Section 2.03 are not elected to the Board by stockholders, then Hexcel shall exercise all authority under applicable law to cause any person designated by the Investors to be elected to the Board, and during any such absence of membership on the Board, Hexcel shall, after receiving notice from the Investors as to the identity of a representative of the Investors, (i) permit such representative to attend all Board meetings and to the extent contemplated by Section 2.04 all committees thereof as an observer; (ii) provide such representative advance notice of each such meeting, including such meeting's time and place, at the same time and in the same manner as such notice is provided to the members of the Board (or such committee thereof); (iii) provide such representative with copies of all materials, including notices, minutes and consents, distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to such Board (or such committee thereof) and shall permit such representative to have the same access to information concerning the business and operations of Hexcel as such representative would have had as an Investor Director; and (iv) on a basis consistent with the members of the Board, permit such representative to discuss the affairs, finances and accounts of Hexcel with, and to make proposals and furnish advice with respect thereto, the Board, without voting; PROVIDED, in each case, that such representative agrees in writing to maintain the confidentiality of all materials and information provided to him pursuant to this Section 2.03(c) and to return to Hexcel all such materials and information at such time as such representative ceases to act as a representative pursuant to this Section 2.03(c).

          SECTION 2.04 COMMITTEE MEMBERSHIP. So long as the Investors shall be entitled to designate two or more Investor Nominees for election to the Board under this Agreement, the finance, compensation, nominating, audit and any other committee of the Board shall consist of at least one Investor Director; PROVIDED, HOWEVER, that if no Investor Director is eligible for membership on an above-listed committee under then-applicable listing standards of the NYSE or any other applicable law, rule or regulation, then such committee of the Board shall include an Investor Director only when so permitted by the listing standards of the NYSE or any other applicable law, rule or regulation; PROVIDED, FURTHER, that Hexcel shall exercise all authority under applicable law, rule and regulation to permit the inclusion of any Investor Director designated by the Investors on such committee, including, without limitation, causing an increase in the number of directors on such committee. To the extent that Investor Directors are not eligible for membership on the finance committee, compensation committee, nominating committee, audit committee and/or other committees of the Board, the Investors shall be entitled to designate a representative to attend and observe such committee meetings, provided that the observation is not prohibited by applicable listing standards, laws, rules or regulations.

          SECTION 2.05 RESIGNATIONS AND REPLACEMENTS. (a) If at any time a member of the Board resigns (pursuant to this Section 2.05 or otherwise) or is removed in accordance with applicable law or Hexcel's by-laws, a new member shall be designated to replace such member until the next election of directors. If consistent with Section 2.02 the replacement director is to be an Investor Director, the party that designated such Investor Director shall designate the replacement Investor Director. Except as set forth in paragraph (c) below, if consistent with Section 2.02, the replacement director is to be a Non-Investor Director, such Non-Investor Director (including the Chairman of the Board if he or she is a Non-Investor Director) shall be designated in accordance with the terms of this Agreement.

     (b) Subject to paragraph (c) below, if at any time the number of Investor Nominees entitled to be nominated to the Board in accordance with this Agreement in an election of directors presented to stockholders would decrease, within 10 days thereafter the Investors shall cause a sufficient number of Investor Directors to resign from the Board so that the number of Investor Directors on the Board after such resignation(s) equals the number of Investor Nominees that the Investors would have been entitled to designate had an election of directors taken place at such time. The

Investors shall also cause a sufficient number of Investor Directors to resign from any relevant committees of the Board so that such committees are comprised in the manner contemplated by Section 2.04 after giving effect to such resignations. Any vacancies created by the resignations required by this Section 2.05(b) shall be filled by Independent Directors.

     (c) If at any time the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors decreases as a result of an issuance of Voting Securities by Hexcel (other than any of the issuances described in the last sentence of this Section 2.05(c)), the Investors may notify Hexcel that the Investors intend to acquire a sufficient amount of additional Voting Securities in accordance with this Agreement necessary to maintain their then current level of Board representation within 90 days. In such event, until the end of such period (and thereafter if the Investors in fact restore their percentage of the Total Voting Power of Hexcel during such period and provided that the Investors continue to maintain the requisite level of Beneficial Ownership of Voting Securities in accordance with Section 2.02) the Board shall continue to have the number of Investor Directors that corresponds to the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors prior to such issuance of Voting Securities by Hexcel. Notwithstanding any provision herein to the contrary, the provisions of this Section 2.05(c) shall not apply to any issuances of Voting Securities (x) upon conversion of any convertible securities which are either outstanding on the date hereof (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or Series B Convertible Preferred Stock) or approved by the Board or a duly authorized committee of the Board after the date hereof in accordance with
Section 2.06 hereof, or (y) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board.

          SECTION 2.06 INVESTOR DIRECTOR APPROVALS. The Board shall not authorize, approve or ratify any of the following actions without the approval of a majority of the Investor Directors for so long as and at any time the Investors Beneficially Own 15% or more of the Total Voting Power of Hexcel (subject to the provisions of Section 2.02(d)), and, if the Investors percentage Beneficial Ownership of the Total Voting Power of Hexcel is reduced below 15% by an issuance of Voting Securities by Hexcel, no such authorization, approval, or ratification shall be given by the Board without the approval of a majority of the

Investor Directors (x) until 10 business days after Hexcel notifies the Investors in writing of such issuance, and (y) if the Investors shall have notified Hexcel within 10 business days after their receipt of a written notification of such issuance that the Investors, pursuant to the option granted to the Investors by Section 3.02 of this Agreement, intend to acquire a sufficient amount of Voting Securities within such 90-day period referred to therein, so that the Investors will Beneficially Own at least 15% of the Total Voting Power of Hexcel by the end of such 90-day period, subject to Section 2.05(c), during the 90-day period following an issuance of Voting Securities by Hexcel that causes the Investors to Beneficially Own less than 15% of the Total Voting Power of Hexcel:

          (i) any merger, consolidation, acquisition or other business combination involving Hexcel or any Subsidiary of Hexcel (other than a Buyout Transaction) if the value of the consideration to be paid or received by Hexcel and/or its stockholders in any such individual transaction or in such transaction when added to the aggregate value of the consideration paid or received by Hexcel and/or its stockholders in all other such transactions approved by the Board during the immediately preceding 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets;

          (ii) any sale, transfer, assignment, conveyance, lease or other disposition or any series of related dispositions of any assets, business or operations of Hexcel or any of its Subsidiaries (other than a Buyout Transaction) if the value of the assets, business or operations so disposed during the immediately preceding 12 months exceeds the greater of (x) $75 million or (y) 11% of Hexcel's total consolidated assets; or

          (iii) any issuance by Hexcel or any Significant Subsidiary of Hexcel of equity or equity-related securities (other than (1) pursuant to customary employee or director stock option or incentive compensation or similar plans approved by the Board or a duly authorized committee of the Board, (2) pursuant to transactions solely among Hexcel and its wholly owned Subsidiaries (including any Subsidiaries which would be wholly owned by Hexcel but for the issuance of directors' or shareholders' qualifying shares), (3) upon conversion of convertible securities or upon exercise of warrants or options, which convertible securities, warrants or options are either outstanding on the date of this Agreement (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock) or approved by the Board or a duly authorized committee of the Board after the date of this Agreement in accordance with this Section 2.06, or (4) in connection with any mergers, consolidations, acquisitions or other business combinations involving Hexcel or any Subsidiary of Hexcel which are approved by the Board or a duly authorized committee of the Board in accordance with this Section 2.06 (if applicable)) for which the consideration received by Hexcel for such transactions during the immediately preceding 12 months exceeds $25 million.

          SECTION 2.07 BOARD OF DIRECTOR APPROVALS. Subject to Section 3.03, if applicable, for so long as there are any Investor Directors serving on the Board, the Board shall not authorize, approve or ratify any action (a "Board Action"), at a meeting of the Board, by written consent or otherwise, without the approval of a minimum of six (6) members of the Board, of which at least two
(2) of such six (6) members shall be Independent Directors, or in the event that the Board shall consist of less than six (6) members due to vacancies on the Board, the approval of all members of the Board shall be required for any Board Action.

          SECTION 2.08 SOLICITATION AND VOTING OF SHARES. (a) Hexcel shall use commercially reasonable efforts to solicit from the stockholders of Hexcel eligible to vote for the election of directors proxies in favor of the Board nominees selected in accordance with Section 2.02.

     (b) In any election of directors or at any meeting of the stockholders of Hexcel called expressly for the removal of directors, for so long as the Board includes (and will include after any such removal) Investor Directors contemplated by Section 2.02, the Investors shall be present for purposes of establishing a quorum and shall vote all their Voting Securities entitled to vote (1) in favor of any nominee or director selected in accordance with Section 2.02, (2) in favor of any nominee or director placed by Hexcel on the slate of directors presented to stockholders for election to the Board in accordance with the terms of any stockholders agreement, existing on the date hereof, between Hexcel and a holder or holders of Voting Securities, (3) against the removal of any director designated in accordance with Section 2.02 hereof and (4) against the removal of any director placed by Hexcel on the slate of directors presented to stockholders for election to the Board and elected to the Board by the stockholders in accordance with the terms of any stockholders agreement, existing on the date hereof, between Hexcel and a holder or holders of Voting Securities. Except as provided above and in Section 3.03, the Investors shall be free to vote in their sole discretion all their Voting Securities entitled to vote on any other matter submitted to or acted upon by stockholders; PROVIDED, HOWEVER, that the Investors shall vote against any amendment to Hexcel's certificate of incorporation with respect to the directors' and officers' indemnification provisions contained therein which would adversely affect the rights thereunder of the Indemnified Individuals at any time prior to such vote, except for such modifications as are required by applicable law.

          SECTION 2.09 BY-LAWS; RESTRICTIONS ON COMPANY ACTION; ANTI-TAKEOVER MEASURES. (a) Hexcel shall cause the amendment of its by-laws to reflect the provisions of Article II of this Agreement and such other matters as the parties may reasonably agree. The form of such amended by-laws is attached hereto as Exhibit A. For so long as the Investors are entitled to designate an Investor Nominee pursuant to Section 2.02, those by-laws reflecting the provisions of
Article II of this Agreement shall not thereafter be amended during the term of this Agreement except with the Investors' written consent. Hexcel and each of the Investors shall each take or cause to be taken all lawful action necessary to ensure at all times that Hexcel's certificate of incorporation and by-laws are not at any time inconsistent with the provisions of this Agreement.

     (b) Except with the Investors' prior written consent, Hexcel shall not cause or permit any amendment, restatement, modification or change to, or waiver of, any provision contained in any agreement (other than customary employee or director stock option or incentive compensation or similar plans approved by the Board or a duly authorized committee of the Board) between a stockholder or stockholders and Hexcel that provides such stockholder or stockholders (1) governance rights, board representation rights, voting rights, transfer restrictions or any other similar rights relating to Hexcel and/or Voting Securities held by such holder or holders or (2) registration rights with respect to Voting Securities held by such holder or holders.

     (c) Except as required by applicable law, rule or regulation, Hexcel shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action (other than those expressly contemplated by this Agreement and other than those that affect the Investors and each Other Holder or each director at the same time in the same manner) that would (1) materially adversely discriminate against the Investors as stockholders of Hexcel or (2) restrict the right of any Investor Director to vote on any matter as such director believes appropriate in light of his or her duties as a director or the manner in which an Investor Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or any committee thereof, except with respect to (i) entering into contractual or other business relationships with any of the Investors or any of their Affiliates (other than in their capacity as stockholders of Hexcel), (ii) disputes with any of the Investors or any of their Affiliates (including disputes under this Agreement),
(iii) interpretation or enforcement of this Agreement or any other agreement with the Investors or any of their Affiliates or (iv) any other matter involving an actual or potential conflict of interest due to such director's relationship with the Investors or any of their Affiliates. Notwithstanding the foregoing, Hexcel may adopt or implement any takeover defense measures applicable to the Investors or any of their Affiliates, including the institution or amendment by Hexcel or any of its Subsidiaries of any stockholders rights plan or similar plan or device, or any change of control matters (including provisions in future agreements or collaborations), PROVIDED, that such takeover defense measures shall not restrict the rights of the Investors to acquire any Voting Securities pursuant to the provisions of this Agreement.

                                   ARTICLE III
                                   STANDSTILL

          SECTION 3.01 STANDSTILL. (a) Except as otherwise expressly provided in this Agreement (including Section 2.05(c), this Section 3.01, Section 3.02 or
Section 3.03) or as specifically approved by a majority of the Non-Investor Directors, including at least two Independent Directors (so long as such approval was not obtained by any of the Investors in violation of this Agreement), none of the Investors or any of their respective Affiliates shall, directly or indirectly, (i) by purchase or otherwise, Beneficially Own, acquire, agree to acquire or offer to acquire any Voting Securities or direct or indirect rights or options to acquire Voting Securities (including any voting trust certificates representing such securities) other than the Initial Shares, the Original Goldman Shares and Ordinary Course Broker Dealer Shares, and, subject to Section 4.01(c), the Additional Shares, (ii) enter, propose to enter into, solicit or support any merger or business combination or similar transaction involving Hexcel or any of its Subsidiaries, or purchase, acquire, propose to purchase or acquire or solicit or support the purchase or acquisition of any portion of the business or assets of Hexcel or any of its Subsidiaries (except for proposals to purchase or acquire a non-material portion of the assets of Hexcel or any of its Subsidiaries that are not required to be publicly disclosed), (iii) initiate or propose any securityholder proposal without the approval of the Board granted in accordance with this Agreement or make, or in any way participate in, any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act) to vote, or seek to advise or influence any Person with respect to the voting of, any Voting Securities or request or take any action to obtain any list of securityholders for such purposes with respect to any matter other than those upon which the Investors may vote in their sole respective discretion pursuant to Section 2.08 (or, as to such matters, solicit any Person in a manner that would require the filing of a proxy statement under Regulation 14A of the Exchange Act), (iv) form, join or in any way participate in a Group (other than a Group consisting solely of the Investors) formed for the purpose of acquiring, holding, voting or disposing of or taking any other action with respect to Voting Securities that would be required under Section 13(d) of the Exchange Act to file a Statement on
Schedule 13D with respect to such Voting Securities, (v) deposit any Voting Securities in a voting trust or enter into any voting agreement or arrangement with respect thereto (other than this Agreement, the Ciba Pledge Agreements (as defined in Section 4.01(b)) and such voting trusts or agreements which are solely between Investors or made between the Investors and the Company pursuant to this Agreement), (vi) seek representation on the Board, the removal of any directors from the Board or a change in the size or composition of the Board (in each case, other than as provided in this Agreement), (vii) make any request to amend or waive any provision of this Section 3.01, which request would require public disclosure under applicable law, rule or regulation, (viii) disclose any intent, purpose, plan, arrangement or proposal inconsistent with the foregoing (including any such intent, purpose, plan, arrangement or proposal that is conditioned on or would require the waiver, amendment, nullification or invalidation of any of the foregoing) or take any action that would require public disclosure of any such intent, purpose, plan, arrangement or proposal,
(ix) take any action challenging the validity or enforceability of the foregoing or (x) assist, advise, encourage or negotiate with any Person with respect to, or seek to do, any of the foregoing.

     (b) Nothing in this Section 3.01 shall (i) prohibit or restrict any of the Investors from responding to any inquiries from any shareholders of Hexcel as to the Investors' intention with respect to the voting of any Voting Securities Beneficially Owned by such Investors so long as such response is consistent with the terms of this

Agreement; (ii) restrict the right of each Investor Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate in light of his or her duties as a director or committee member or the manner in which an Investor Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof; (iii) subject to Section 4.01(c), prohibit the Investors from Beneficially Owning Voting Securities issued as dividends or distributions in respect of, or issued upon conversion, exchange or exercise of, securities which the Investors are permitted to Beneficially Own under this Agreement; (iv) prohibit any officer, director, employee or agent of the Investors from purchasing or otherwise acquiring Voting Securities so long as he or she is not a member of a Group that includes any of the Investors or is not otherwise acting on behalf of any of the Investors; (v) prohibit the Investors from disclosing in accordance with their respective obligations (if any) under the federal securities laws or other applicable law their desire (if any) that Hexcel become the subject of a Buyout Transaction; or (vi) restrict the ability of Goldman, Sachs & Co. and its Affiliates who are not Investors, solely as agent, to engage in brokerage, investment advisory, anti-raid advisory, merger advisory, financing, asset management, trading, arbitrage and other similar activities, in each case on behalf of clients, PROVIDED in the case of this clause (vi) that (A) no Person engaged in such activities shall be acting, directly or indirectly, at the direction of any other Person at Goldman, Sachs & Co. or any of its Affiliates which either is formed for the purpose of effecting principal transactions or has access to confidential information of Hexcel, and
(B) appropriate protective arrangements prohibiting disclosure of confidential information are put in place between the Investors and the Persons who are engaging in such activities.

     (c) Nothing in this Section 3.01 shall prohibit or restrict the Investors from (i) after the Standstill Period, proposing, participating in, supporting or causing the consummation of an Investor Buyout Transaction, subject to
Section 3.03 or (ii) participating in a Third Party Offer in accordance with
Section 3.03.

     (d)  Notwithstanding anything to the contrary set forth in this
Section 3.01, if, at any time following the consummation of a bankruptcy proceeding involving Hexcel, any Person (other than Hexcel) is permitted by law or the bankruptcy court in which the proceeding is pending to propose a plan of reorganization for Hexcel, the Investors shall be permitted to propose a plan of reorganization for Hexcel; PROVIDED, that no plan of reorganization shall be proposed by the Investors prior to the expiration or termination of the exclusivity period for Hexcel's filing of a plan of reorganization, as such exclusivity period may be extended from time to time (it being understood and agreed that the Investors shall not object to any extension of Hexcel's exclusivity period and shall not initiate or otherwise support any proceeding to terminate or shorten the length of Hexcel's exclusivity period).

          SECTION 3.02 INVESTORS RIGHT TO MAINTAIN POSITION. In addition to the rights set forth in Sections 2.05(c) and 2.06 hereof, Hexcel hereby grants to the Investors the following irrevocable option:

     If, at any time after the Closing Date for so long as the Investors shall be entitled to designate one or more Investor Nominees for election to the Board and Hexcel shall issue for cash any additional Voting Securities, then Hexcel shall notify the Investors of such issuance and the price and terms thereof, and the Investors shall have the option, for a period of 45 days after receipt of such notice, to purchase from Hexcel an Amount (as defined below) of such Voting Securities for the same consideration per security and on the same terms as were applicable to such issuance by Hexcel. The foregoing option shall not apply to any issuances of Voting Securities (x) upon conversion of any convertible securities which are either outstanding on the date hereof (including, without limitation, issuances of securities upon any payment of dividends on, redemption of, or otherwise payable with respect to the Series A Convertible Preferred Stock or the Series B Convertible Preferred Stock) or approved by the Board or a duly authorized committee of the Board after the date hereof in accordance with
Section 2.06 hereof, or (y) pursuant to employee or director stock option or incentive compensation or similar plans outstanding as of the date hereof or, subsequent to the date hereof, approved by the Board or a duly authorized committee of the Board. An "Amount" shall mean such number of securities that would allow the Investors to Beneficially Own the same percentage of the Total Voting Power of Hexcel as the Investors Beneficially Owned immediately prior to such issuance (other than Additional Shares).

          SECTION 3.03    THIRD PARTY OFFERS; INVESTOR BUYOUT TRANSACTIONS.

     (a) In the event that Hexcel becomes the subject of a Third Party Offer or, as permitted by the terms of this Agreement, an Investor Buyout Transaction that is made during the term of this Agreement and such Third Party Offer or Investor Buyout Transaction is approved by (x) a majority of the Board and (y) a majority of

Disinterested Directors, including the approval of at least two Independent Directors, the Investors may act at their sole discretion with respect to such Third Party Offer or Investor Buyout Transaction.

     (b) In the event that Hexcel becomes the subject of a Third Party Offer that is made prior to the expiration of the Standstill Period and such Third Party Offer is (i) not approved by a majority of the Board or (ii) approved by a majority of the Board but not by a majority of the Disinterested Directors, including the approval of at least two Independent Directors, none of the Investors nor any of their respective Affiliates may, with respect to the Initial Shares, support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell their Initial Shares to the Person making such Third Party Offer.

     (c) In the event that Hexcel becomes the subject of a Third Party Offer that is made prior to the expiration of the Original Standstill Period and such Third Party Offer is (i) not approved by a majority of the Board or (ii) approved by a majority of the Board but not by a majority of the Disinterested Directors, including the approval of at least two Independent Directors, none of the Investors nor any of their respective Affiliates (other than with respect to Additional Shares) may support such Third Party Offer, vote in favor of such Third Party Offer or tender or sell their Voting Securities to the Person making such Third Party Offer.

     (d) In the event that Hexcel becomes the subject of a Third Party Offer or an Investor Buyout Transaction that is made after the Standstill Period and such Third Party Offer or Investor Buyout Transaction is (i) not approved by a majority of the Board or (ii) approved by a majority of the Board but not by a majority of the Disinterested Directors, including the approval of at least two Independent Directors, the Investors and each of their respective Affiliates must vote all of their Initial Shares against such Third Party Offer or Investor Buyout Transaction in proportion to the votes cast against such Third Party Offer or Investor Buyout Transaction with respect to Other Shares and may not tender or sell their Initial Shares to the Person making such Third Party Offer or Investor Buyout Transaction in a proportion greater than the tenders or sales made by the Other Holders to the Person making such Third Party Offer or Investor Buyout Transaction; it being understood that the Investors may enter into agreements to tender or sell Voting Securities to any such Person conditioned upon final determination of the number of Voting Securities permitted to be so tendered or sold under this Section 3.03 and Section 3.01.

     (e) In the event that Hexcel becomes the subject of a Third Party Offer or an Investor Buyout Transaction that is made after the Original Standstill Period, and such Third Party Offer or Investor Buyout Transaction is (i) not approved by a majority of the Board or (ii) approved by a majority of the Board but not by a majority of the Disinterested Directors, including the approval of at least two Independent Directors, the Investors and each of their Affiliates (other than with respect to Ordinary Course Broker Dealer Shares and Additional Shares) must vote all of their Original Goldman Shares against such Third Party Offer or Investor Buyout Transaction in proportion to the votes cast against such Third Party Offer or Investor Buyout Transaction with respect to Other Shares and may not tender or sell their Voting Securities to the Person making such Third Party Offer or Investor Buyout Transaction in a proportion greater than the tenders or sales made by the Other Holders to the Person making such Third Party Offer or Investor Buyout Transaction; it being understood that the Investors may enter into agreements to tender or sell Voting Securities to any such Person conditioned upon final determination of the number of Voting Securities permitted to be so tendered or sold under this Section 3.03 and
Section 3.01.

                                   ARTICLE IV
                              TRANSFER RESTRICTIONS

          SECTION 4.01 RESTRICTIONS. (a) Other than sales, transfers, or other dispositions (x) pursuant to the Series A Certificate of Designations, (y) pursuant to the Series B Certificate of Designations, or (z) from one Investor to another Investor (provided that such Investor is a signatory to this Agreement or has executed, at the time of such sale, transfer or other disposition, a joinder in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors signatory hereto) and other than sales, transfers or other dispositions of the Additional Shares by the Persons holding such Additional Shares, none of the Investors or their respective Affiliates, directly or indirectly, may sell, transfer or otherwise dispose of Beneficial Ownership of the Initial Shares for a period of eighteen months after the Closing Date. During the period commencing eighteen months from the Closing Date, the Investors, directly or indirectly, may only sell, transfer or otherwise dispose of Beneficial Ownership of Initial Shares (i) to another Investor (provided that such Investor is a signatory to this Agreement or has executed, at the time of such sale, transfer or other disposition, a joinder in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors signatory hereto), (ii) in accordance with Rule 144 under the Securities Act

(including the volume and manner-of-sale limitations of Rule 144 regardless of whether such limitations are applicable) and otherwise subject to compliance with the Securities Act, (iii) in a registered public offering, (iv) in a transaction exempt from the registration requirements of the Securities Act in a manner calculated to achieve a Broad Distribution (it being understood that in connection with any registered offering under the Securities Act to permit distribution to, and resale by, the limited partners of, or other investors in, an Investor, such Investor may distribute Initial Shares to such limited partners and such other investors), (v) in a Third Party Offer if and to the extent permitted under Section 3.03 or (vi) which are Additional Shares.

     (b) Except as contemplated by each of the pledge agreements, dated as of December 19, 2000, made by LXH and LXH II, respectively, in favor of Ciba Specialty Chemicals Corporation (collectively, the "Ciba Pledge Agreements"), the Investors, directly or indirectly, may only sell, transfer or otherwise dispose of Beneficial Ownership of Original Goldman Shares (i) to another Investor (provided that such Investor is a signatory to this Agreement or has executed, at the time of such sale, transfer or other disposition, a joinder in which it shall agree to be bound by the provisions of this Agreement to the same extent as the Investors signatory hereto), (ii) in accordance with Rule 144 under the Securities Act and otherwise subject to compliance with the Securities Act (PROVIDED, HOWEVER, that prior to any sale, transfer or other disposal of Original Goldman Shares by an Investor pursuant to this clause (ii), such Investor shall deliver to the Company an executed certificate stating that, to the knowledge, after due inquiry, of such Investor, the proposed transfer of such Original Goldman Shares (A) shall not cause the transferee to Beneficially Own 5% or more of the Total Voting Power of Hexcel and (B) such transferee does not Beneficially Own 5% or more of the Total Voting Power of Hexcel), (iii) in a registered public offering, (iv) in a transaction exempt from the registration requirements of the Securities Act in a manner calculated to achieve a Broad Distribution (it being understood that in connection with any registered offering under the Securities Act to permit distribution to, and resale by, the limited partners of, or other investors in, an Investor, such Investor may distribute Original Goldman Shares to such limited partners and such other investors), (v) in a Third Party Offer if and to the extent permitted under
Section 3.03 or (vi) which are Additional Shares.

     (c) Notwithstanding anything to the contrary in this Agreement, none of the Investors or their Affiliates may, directly or indirectly, acquire, sell, transfer or otherwise dispose of Beneficial Ownership of Voting Securities if such acquisition, sale, transfer or other disposition would result in a default or acceleration of amounts outstanding under the Debt Instruments, unless prior to the consummation of such acquisition, sale, transfer or other disposition, any required consents under the Debt Instruments to effect such acquisition, sale, transfer or disposition shall have been obtained.

          SECTION 4.02 LEGENDS.(a) Except as set forth in paragraph (b) below, during the term of this Agreement all certificates representing Voting Securities Beneficially Owned by the Investors shall bear an appropriate restrictive legend indicating that such Voting Securities are subject to restrictions pursuant to this Agreement and that such Voting Securities were not issued pursuant to a public offering registered pursuant to the Securities Act.

     (b) Upon any transfer or proposed transfer of Beneficial Ownership by the Investors of any Voting Securities to any Person other than the Investors that is permitted pursuant to this Agreement, Hexcel shall, upon receipt of timely notice and such certificates, opinions and other documentation as shall be reasonably requested by Hexcel, cause certificates representing such transferred Voting Securities to be issued not later than the time needed to effect such transfer (x) without any restrictive legend if upon consummation of such transfer such Voting Securities are no longer "restricted securities" as defined in Rule 144 under the Securities Act or (y) without any reference to this Agreement.

          SECTION 4.03 EFFECT. Any purported transfer of Voting Securities that is inconsistent with the provisions of this Article IV shall be null and void and of no force or effect.

          SECTION 4.04 CONTROL OF THE INVESTORS. Each of the Investors represents and warrants to Hexcel, for so long as each such Investor holds Voting Securities pursuant to this Agreement, that it is Controlled, directly or indirectly, by The Goldman Sachs Group, Inc., and covenants that during the term of this Agreement, such Investor shall not, without the prior written consent of Hexcel, take or permit any action which would result in the direct or indirect transfer of Control of such Investor from The Goldman Sachs Group, Inc. to any other Person. On the date hereof, the Limited Partnerships own, directly or indirectly, all of the membership interests of LXH and LXH II.

                                    ARTICLE V
                                   TERMINATION

          SECTION 5.01 TERM. (a) This Agreement shall automatically terminate upon the earlier of:

          (i)    the tenth anniversary of the Closing Date; or

          (ii) the occurrence of any event in accordance with this Agreement which causes the percentage of the Total Voting Power of Hexcel Beneficially Owned by the Investors to be either (x) less than 10% or (y) 90% or more.

     (b) If Hexcel is in breach of or violates any material obligation under this Agreement and fails to cure such breach or violation within 60 days after delivery of written notice from the Investors specifying such breach or violation and requesting its cure, the Investors may terminate their respective obligations under this Agreement by written notice to Hexcel.

     (c) If any of the Investors is in breach of or violates any material obligation under this Agreement and such Investors fail to cure such breach or violation within 60 days after delivery of written notice from Hexcel specifying such breach or violation and requesting its cure, Hexcel may terminate its obligations under this Agreement by written notice to the Investors.

                                   ARTICLE VI
                                  MISCELLANEOUS

          SECTION 6.01 NOTICES. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

     (a)  if to Hexcel, to:

          Hexcel Corporation
          2 Stamford Plaza
          281 Tresser Boulevard
          Stamford, Connecticut 06901
          (T)(203)969-0666
          (F)(203)358-3972

          Attention: Ira J. Krakower, Esq.

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom LLP
          Four Times Square
          New York, New York 10036
          (T)(212)735-3000
          (F)(212)735-2000

          Attention: Joseph A. Coco, Esq. and Thomas W. Greenberg, Esq.

     (b)  if to the Investors, to:

          c/o Goldman Sachs Capital Partners 2000, L.P.
          85 Broad Street
          New York, New York 10004
          (T)(212)902-1000
          (F)(212)357-5505

          Attention: Mr. Sanjeev Mehra

          with a copy to:

          Fried, Frank, Harris, Shriver & Jacobson
          One New York Plaza
          New York, New York 10004
          (T)(212)859-8000
          (F)(212)859-4000

          Attention: Robert C. Schwenkel, Esq.

          SECTION 6.02 INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          SECTION 6.03 SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

          SECTION 6.04 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement, it being understood that both parties need not sign the same counterpart.

          SECTION 6.05 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement, together with the Purchase Agreement, the Registration Rights Agreement, the Series A Certificate of Designations, the Series B Certificate of Designations and the Agreement, dated as of October 11, 2000, by and among Hexcel and the LXH Investors (which, for the avoidance of doubt, is the agreement entered into by Hexcel and the LXH Investors which contains representations and warranties of Hexcel and the LXH Investors) (a) constitutes the entire agreement and supersedes all other prior agreements, including, without limitation, the 2000 Governance Agreement, and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and, solely with respect to the proviso in Section 2.08(b), the Indemnified Individuals, any rights or remedies hereunder.

          SECTION 6.06 FURTHER ASSURANCES. Each party shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by the other party hereto to give effect to and carry out the transactions contemplated herein.

          SECTION 6.07 GOVERNING LAW; EQUITABLE REMEDIES. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF). The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any of the Selected Courts (as defined below), this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto. Each party further agrees that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.

          SECTION 6.08 CONSENT TO JURISDICTION. With respect to any suit, action or proceeding ("Proceeding") arising out of or relating to this Agreement or any transaction contemplated hereby each of the parties hereto hereby irrevocably (i) submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or the Court of Chancery located in the State of Delaware, County of Newcastle (the "Selected Courts") and waives any objection to venue being laid in the Selected Courts whether based on the grounds of forum non conveniens or otherwise and hereby agrees not to commence any such Proceeding other than before one of the Selected Courts; PROVIDED, HOWEVER, that a party may commence any Proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of process in any Proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized international express carrier or delivery service, to the Company or the Investors at their respective addresses referred to in Section 6.01 hereof; PROVIDED, HOWEVER, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; and (iii) TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

          SECTION 6.09 AMENDMENTS; WAIVERS. (a) No provision of this Agreement may be amended or waived unless such amendment or waiver is in writing and signed, in the case of an amendment, by the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective; PROVIDED that no such amendment or waiver by Hexcel shall be effective without the approval of a majority of the Independent Directors. Notwithstanding any provision herein to the contrary, if a majority of the Independent Directors determine in good faith to do so, such Independent Directors may seek to enforce, in the name and on behalf of Hexcel, the terms of this Agreement against the Investors.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

          SECTION 6.10 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

GS CAPITAL PARTNERS 2000 L.P.

By: GS Advisors 2000, L.L.C.,
 its general partner


By: /s/ John E. Bowman
    --------------------------------
    Name: John E. Bowman
    Title: Vice President

GS CAPITAL PARTNERS 2000 OFFSHORE, L.P.

By: GS Advisors 2000, L.L.C.,
 its general partner


By: /s/ John E. Bowman
    --------------------------------
     Name: John E. Bowman
     Title: Vice President

GS CAPITAL PARTNERS 2000 EMPLOYEE FUND, L.P.

By: GS Employee Funds 2000 GP, L.L.C.,
 its general partner


By: /s/ John E. Bowman
    --------------------------------
    Name: John E. Bowman
    Title: Vice President

GS CAPITAL PARTNERS 2000 GMBH & CO.
BETEILIGUNGS KG

By: Goldman, Sachs Management GP GmbH,
 its general partner


By: /s/ John E. Bowman
    --------------------------------
    Name: John E. Bowman
    Title: Managing Director

STONE STREET FUND 2000, L.P.

By: Stone Street 2000, L.L.C.,
 its general partner


By: /s/ John E. Bowman
    --------------------------------
    Name: John E. Bowman
    Title: Vice President

LXH, L.L.C.

By: GS Capital Partners 2000, L.P.,
    its managing member

By: GS Advisors 2000, L.L.C.,
    its general partner

By: /s/ John E. Bowman
    --------------------------------
    Name: John E. Bowman
    Title: Vice President

LXH II, L.L.C.

By: GS Capital Partners 2000 Offshore, L.P.,
    its managing member

By: GS Advisors 2000, L.L.C.,
    its general partner


By: /s/ John E. Bowman
    --------------------------------
    Name: John E. Bowman
    Title: Vice President

HEXCEL CORPORATION


By: /s/ Stephen C. Forsyth
    --------------------------------
    Name: Stephen C. Forsyth
    Title: Executive Vice President
           and Chief Financial Officer